Exhibit 5.1

VINSON & ELKINS L.L.P. 2300 FIRST CITY TOWER 1001 FANNIN STREET HOUSTON, TEXAS 77002-6760 TELEPHONE (713) 758-2222 FAX (713) 758-2346 www.velaw.com

October 4, 2004

Magellan Midstream Partners, L.P.

One Williams Center

Tulsa, Oklahoma 74172

Ladies and Gentlemen:

We have acted as counsel to Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed offering and sale by the Partnership of 2,600,000 common units representing limited partner interests of the Partnership (the “Common Units”) pursuant to an underwriting agreement, dated as of October 4, 2004, among the Partnership, Magellan Midstream Holdings, L.P., a Delaware limited partnership, Magellan GP, LLC, a Delaware limited liability company, Magellan OLP, L.P., a Delaware limited partnership, Magellan GP, Inc., a Delaware corporation, Magellan Pipeline Company, L.P., a Delaware limited liability company, Magellan Pipeline GP, LLC, a Delaware limited liability company, and the underwriters named therein (the “Underwriters”). The Underwriters have the option to purchase up to 390,000 additional units to cover over-allotments, if any.

We refer to the registration statement on Form S-3, as amended (Registration No. 333-83952), with respect to the Common Units being sold by the Partnership (“the Registration Statement”), as filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”). The prospectus supplement dated October 4, 2004 (the “Prospectus Supplement”), which together with the prospectus (the “Prospectus”) filed with the Registration Statement, have been filed pursuant to Rule 424(b) promulgated under the 1933 Act.

As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion, including, but not limited to, the Underwriting Agreement, dated October 4, 2004, by and among the Partnership, the underwriters named in Schedule I thereto (the “Underwriters”), and the other parties thereto. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

AUSTIN •	BEIJING •	DALLAS •	DUBAI •	HOUSTON •	LONDON •	MOSCOW •	NEW YORK •	SINGAPORE •	WASHINGTON, D.C.

Magellan Midstream Partners, L.P.

October 4, 2004

In connection with this opinion, we have assumed that all Common Units will be issued and sold in the manner stated in the Prospectus Supplement, the Prospectus and the Underwriting Agreement.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Common Units, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable except as described in the Prospectus Supplement and the Prospectus.

The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the Revised Uniform Limited Partnership Act of the State of Delaware and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Legal” in the Prospectus Supplement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.